UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174705	27-3369810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1435 Yarmouth Street
Boulder, Colorado	80304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 992-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to the adequacy of our capital to finance our planned operations, market acceptance of our services and product offerings, our ability to attract and retain key personnel, and our ability to protect our intellectual property. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Explanatory Note

On April 29, 2015, CLS Holdings USA, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CLS Labs, Inc., a Nevada corporation (“CLS Labs”), and a newly formed, wholly owned subsidiary of the Company, CLS Merger, Inc., a Nevada corporation (the “Merger Sub”), whereby the Merger Sub merged with and into CLS Labs (the “Merger”). Upon the consummation of the Merger, the separate existence of the Merger Sub ceased and CLS Labs, the surviving corporation in the Merger, became a wholly owned subsidiary of the Company, with the Company acquiring the stock of CLS Labs, abandoning its previous business, and adopting the existing business plan and operations of CLS Labs. In connection with the Merger, 6,250,000 shares, or 55.6%, of the Company’s common stock owned by CLS Labs were extinguished and the stockholders of CLS Labs were issued an aggregate of 15,000,000 shares of common stock in the Company in exchange for their shares of common stock in CLS Labs.

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As used in this current report, the terms the “Company,” “we,” “us,” and “our” refer to the Company, including its wholly owned subsidiary, CLS Labs, after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “CLS Labs” refers to CLS Labs, Inc. before giving effect to the Merger.

This current report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are attached as exhibits to this current report.

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Item 1.01.                      Entry into a Material Definitive Agreement

On April 29, 2015, the Company entered into the Merger Agreement with CLS Labs and the Merger Sub, which we refer to in this current report as the “Merger Agreement,” and completed the Merger. For a description of the Merger and the material agreements entered into in connection with the Merger, please see the disclosures set forth in Item 2.01 in this current report, which disclosures are incorporated into this item by reference.

Item 2.01.                      Completion of Acquisition or Disposition of Assets

THE MERGER AND RELATED TRANSACTIONS

Background of the Company

The Company was incorporated on March 31, 2011 as Adelt Design, Inc. to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced, however, and the Company remained in the development stage. On November 12, 2014, CLS Labs acquired 10,000,000 shares, or 55.6%, of the outstanding shares of common stock of the Company from its founder, Larry Adelt. On that date, Jeffrey Binder, the Chairman, President and Chief Executive Officer of CLS Labs, was appointed Chairman, President and Chief Executive Officer of the Company, and Michael Abrams, the Chief Operating Officer of CLS Labs, was appointed the Chief Operating Officer of the Company. On November 20, 2014, the Company adopted amended and restated articles of incorporation, thereby changing its name to CLS Holdings USA, Inc. Effective December 10, 2014, the Company effected a reverse stock split of its issued and outstanding common stock at a ratio of 1-for-0.625 (the “Reverse Stock Split”), wherein 0.625 shares of the Company’s common stock were issued in exchange for each share of common stock issued and outstanding. As a result, 6,250,000 shares of the Company’s common stock were issued to CLS Labs in exchange for the 10,000,000 shares that it owned by virtue of the above-referenced purchase from Larry Adelt.

The Merger

On April 29, 2015, which we refer to as the “Closing Date,” the Company, CLS Labs and the Merger Sub entered into the Merger Agreement and completed the Merger, whereby the Merger Sub merged with and into CLS Labs, with CLS Labs remaining as the surviving entity. Upon the consummation of the Merger, the shares of the Company’s common stock owned by CLS Labs were extinguished and the stockholders of CLS Labs were issued an aggregate of 15,000,000 shares of common stock in the Company in exchange for their shares of common stock in CLS Labs.

As a result of the Merger, we acquired the business of CLS Labs and abandoned our previous business. CLS Labs is a development stage company that plans to generate revenues through licensing, fee-for-service and joint venture arrangements related to its proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

The Merger Agreement contains customary representations, warranties and covenants of the Company, CLS Labs, and, as applicable, the Merger Sub, for like transactions.

Accounting Treatment

For financial reporting purposes, the Merger represents a capital transaction of CLS Labs or a “reverse merger” rather than a business combination, because the sellers of CLS Labs controlled the Company immediately following the completion of the Merger. As such, CLS Labs is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a recapitalization of CLS Labs.  Accordingly, the assets and liabilities and the historical operations that will be reflected in the Company’s ongoing financial statements will be those of CLS Labs and will be recorded at the historical cost basis of CLS Labs. The Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of CLS Labs after consummation of the Merger.  The Company’s historical capital accounts will be retroactively adjusted to reflect the equivalent number of shares issued by the Company in the Merger while CLS Labs’ historical retained earnings will be carried forward. The historical financial statements of the Company before the Merger will be replaced with the historical financial statements of CLS Labs before the Merger in all future filings with the Securities and Exchange Commission, or “SEC”.  The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

On the Closing Date, Jeffrey I. Binder, the Chairman, President, Chief Executive Officer and sole director of the Company, appointed Frank Koretsky to the Company’s board of directors. The officers and directors of the Company as of the Closing Date are identified in this current report under the heading “Directors and Executive Officers.”

Current Ownership

Immediately after giving effect to the Merger, the extinguishment of 6,250,000 shares of our common stock owned by CLS Labs in the Merger, the issuance of an aggregate of 15,000,000 shares of our common stock to the former CLS Labs stockholders in the Merger, and the issuance of 250,000 shares of our common stock to Michael Abrams, the Company’s Chief Operating Officer, pursuant to his employment agreement, as amended, 20,250,000 shares of our common stock and no shares of our preferred stock were issued and outstanding.

Change of Control

Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of common stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

DESCRIPTION OF BUSINESS

Overview

For the past two years, one of the founders of CLS Labs has been developing a proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace.

On April 17, 2015, CLS Labs took its first step toward commercializing its proprietary methods and processes by entering into an arrangement (the “Colorado Arrangement”), through its wholly owned subsidiary, CLS Labs Colorado, Inc., a Florida corporation (“CLS Labs Colorado”), with certain Colorado entities, as described below. CLS Labs had not otherwise commercialized its proprietary process and had not earned any revenues prior to the Merger.

We intend to monetize this extraction method and generate revenues through (i) the licensing of our proprietary methods and processes to others, as in the Colorado Arrangement, (ii) the processing of cannabis for others, and (iii) the purchase of cannabis and the processing and sale of cannabis-related products.  We plan to accomplish this through the creation of joint ventures, through licensing agreements, and through fee-for-service arrangements with growers and dispensaries of cannabis products. We believe that we can establish a position as one of the premier cannabinoid extraction and processing companies in the industry. Assuming we do so, we then intend to explore the creation of our own brand of concentrates for consumer use, which we would sell wholesale to cannabis dispensaries. We believe that we can create a “gold standard” national brand by standardizing the testing, compliance and labeling of our products in an industry currently comprised of small, local businesses with erratic and unreliable product quality, testing practices and labeling. We also plan to offer consulting services through a consulting subsidiary, Cannabis Life Sciences Consulting, LLC (“CLS Consulting”), which will generate revenue by providing consulting services to cannabis-related businesses, including growers, dispensaries and laboratories, and driving business to our processing facilities.

Our mission is to be the industry leader in the extraction, conversion and marketing of cannabinoid oils, wax, edibles and shatter by leveraging our extraction methods and conversion processes.

We have an experienced team of executives and consultants who each contribute significant value in the scientific, marketing and licensure arenas. Jeffrey Binder, a founder of CLS Labs and our Chairman, President and Chief Executive Officer, is a seasoned executive with experience in the strategic start-up and growth of companies in several different industries. Raymond Keller, a founder of CLS Labs, developed the aforementioned proprietary process of extracting, cleaning and converting the cannabinoids from the cannabis plant and the associated delivery materials and systems for such cannabinoids.  Michael Abrams, our Chief Operating Officer, has significant experience in the medical marijuana consulting business, including executive-level experience in the cannabinoid extraction business and other cannabis-related ventures. Frank Koretsky, a founder of CLS Labs and director of the Company, is a successful entrepreneur who has proven to be a marketing and brand specialist.

Proprietary Process

Mr. Keller developed our proprietary process for extracting, cleaning and converting cannabinoids from cannabis plants.  He has also created various delivery systems and materials to ready the converted cannabis product for different uses by different potential distributors. Mr. Keller contributed this intellectual property to CLS Labs in exchange for stock in CLS Labs, which was subsequently exchanged for stock in the Company in the Merger. The proprietary process is not patented, but is maintained as a trade secret by the Company.  We believe that this proprietary process will allow us to extract and convert cannabinoids contained in cannabis in a manner that produces a greater yield than methods currently used in the industry. We believe this ability and the ability to convert these refined cannabinoids into products that can be used in multiple delivery systems will provide us with a strategic advantage in the cannabis industry.

The Colorado Arrangement

As CLS Labs is unable to obtain a license in Colorado to operate a cannabis processing facility due to residency requirements, on April 17, 2015, it entered into an arrangement through CLS Labs Colorado with Picture Rock Holdings, LLC (“PRH”), a Colorado limited liability company licensed by the State of Colorado as a marijuana infused product manufacturer and retailer, to, among other things, (i) license its proprietary technology, methods and processes to PRH in exchange for a fee; (ii) build a processing facility and lease such facility, including equipment, to PRH; and (iii) loan certain funds to PRH to be used by PRH in connection with its financing of the building out, equipping, and development of a marijuana grow facility (the “Grow Facility”) by PRH that will be operated by a licensed third-party marijuana grower.

Licensing Agreement

On April 17, 2015, CLS Labs Colorado entered into a Licensing Agreement with PRH whereby, in exchange for a license fee payable over the ten (10) year term of the agreement, CLS Labs Colorado granted to PRH an exclusive license for the State of Colorado of certain proprietary inventions and formulas relating to the extraction from, separation and processing (the “Process”) of marijuana to produce certain marijuana-infused products, including edibles, e-liquids, waxes and shatter (the “Products”), and to practice and use the Process in conjunction with the manufacture, production, sale, and distribution of the Products.

Pursuant to the Licensing Agreement, if during its term applicable state and local laws change to permit, in whole or in part, the ownership or issuance of a marijuana-infused products license in Colorado (a “MIP License”), directly or indirectly, by or to a person or entity who is not a Colorado resident, CLS Labs Colorado has the option to demand the transfer of up to a fifty six percent (56%) ownership interest in the MIP Licenses owned by PRH to CLS Labs Colorado or its designees.  In exchange for such a transfer, the license fee due to CLS Labs Colorado under the Licensing Agreement will be reduced in proportion to the percentage ownership interest in the MIP Licenses transferred by PRH to CLS Labs Colorado or its designees.

Lease and Sublease

In connection with the Colorado Arrangement, on April 17, 2015, pursuant to an Industrial Lease Agreement (the “Lease”), CLS Labs Colorado leased 14,392 square feet of warehouse and office space (the “Leased Real Property”) in a building in Denver, Colorado where certain intended activities, including growing, extraction, conversion, assembly and packaging of cannabis and other plant materials, are permitted by and in compliance with state, city and local laws, rules, ordinances and regulations. The Lease has an initial term of seventy-two (72) months and provides CLS Labs Colorado with two options to extend the term of the lease by up to an aggregate of ten (10) additional years.

Contemporaneously with the execution of the Lease, CLS Labs Colorado entered into a Sublease Agreement with PRH (the “Sublease”), thereby subletting the entire Leased Real Property to PRH. The term of the Sublease is the same as the Lease and PRH is required to pay CLS Labs Colorado monthly rent equal to the total rent due under the Lease for the corresponding month.

Equipment Lease

In addition to the above-referenced Sublease, on April 17, 2015, CLS Labs Colorado and PRH entered into an Equipment Lease Agreement (the “Equipment Lease”) whereby, in exchange for a lease payment, CLS Labs Colorado agreed to commence building a fully equipped lab at the Leased Real Property, including purchasing all equipment necessary to extract, convert and provide quality control of all cannabis products of PRH. The Equipment Lease terminates upon the earlier of ten (10) years from its effective date or such earlier date upon which the Lease is terminated. PRH has the option to renew the Equipment Lease for a period of five (5) years, or such lesser period as remains under the Lease at the time of the renewal.

If during the term of the Equipment Lease applicable state and local laws change to permit, in whole or in part, the ownership or issuance of an MIP License, directly or indirectly, by or to a person or entity who is not a Colorado resident, CLS Labs Colorado has the option to demand the transfer of up to a fifty six percent (56%) ownership interest in the MIP Licenses owned by PRH to CLS Labs Colorado or its designees.  In the event of a transfer of MIP Licenses by PRH to CLS Labs Colorado or its designees, the payment due to CLS Labs Colorado under the Equipment Lease will be reduced proportionally to the percentage ownership interest in the MIP Licenses that is transferred.

The Promissory Note

On April 17, 2015, CLS Labs Colorado loaned Five Hundred Thousand Dollars ($500,000) to PRH pursuant to a promissory note (the “Note”) to be used by PRH in connection with the financing of the building out, equipping, and development of the Grow Facility by PRH that will be operated by a licensed third-party marijuana grower.  PRH will repay the principal due under the Note in twenty (20) equal quarterly installments of Twenty Five Thousand Dollars ($25,000) commencing on July 1, 2015 and continuing until paid in full. Interest will accrue on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum and will be paid quarterly in arrears commencing on July 1, 2015 and continuing until paid in full.  All outstanding principal and any accumulated unpaid interest due under the Note is due and payable on April 1, 2020.

Sale of Non-Pharmaceutical Solutions

In connection with the Colorado Arrangement, CLS Labs Colorado intends to enter into an agreement with PRH whereby PRH will purchase from CLS Labs certain proprietary, non-pharmaceutical solutions developed by CLS Labs or its affiliates (the “Solutions”) that enable consumers who ingest the Products to absorb a greater percentage of the cannabinoid extracts contained therein and, in turn, will enable PRH to incorporate a lower percentage of cannabinoid extracts in the Products without diminishing the potency thereof. The terms of the proposed arrangement have not been finalized and a definitive agreement between the parties has not been reached.

Post-Merger Products and Services

Licensing Operations

In states such as Colorado, where we are unable to obtain a license to operate a cannabis processing facility due to residency or other requirements that we cannot meet, we will continue to enter into arrangements similar to the Colorado Arrangement, whereby we will agree to build out a processing facility and then lease the facility and equipment therein to the customer for what will generally be a ten year term. As part of this arrangement, the customer will be required to enter into an agreement of equal length to license our proprietary technology, methods and processes solely for use in the processing facility.

Processing Revenue

We also intend to enter into arrangements with cannabis growers whereby we will process their cannabis for a fee. Under such arrangements, growers will deliver cannabis plants to one of our facilities for processing. We will then apply our proprietary extraction and conversion technology to generate cannabinoid concentrates which may be delivered to the grower in bulk form or, for an additional fee, in individually-labeled retail-ready packages of oils, edibles, wax or shatter. In exchange for our services, we will either charge the grower a flat fee by weight of the finished product or, in certain instances, we may render our services in exchange for a percentage of the finished product which we will then sell to cannabis distributors or dispensaries.

Processing Facilities

We plan to lease buildings at which to construct processing facilities.  We estimate the cost to develop each facility, including equipping the facility with appropriate equipment, to be between $1,000,000 and $2,000,000 and anticipate that we can complete each build out in approximately 4-6 months after any applicable licensing and permitting requirements have been met.  We currently anticipate, subject to the availability of adequate capital, that we will be able to open between two and three processing facilities, for use either by a licensee or by us directly, in the next 18-24 months.

We expect that each processing facility will have the capacity to process, depending on size, between 2,000 and 5,000 pounds of cannabis per month.  It is our intent not to build out a processing facility unless we believe that it has the potential to process at least 1,000 pounds of cannabis per month after its first twelve months of operations. The revenue generated from processing will vary, state by state and facility by facility, depending upon state law requirements and other factors.

Sale of Products and Brand Creation

Rather than charging growers a fee for our processing services, we may at times purchase unprocessed cannabis plants from growers, process the cannabis in our facility, and then sell the resulting cannabinoid concentrates, such as oils, wax, edibles and shatter, in the wholesale market to distributors or dispensaries. Eventually, we may explore creation of our own brand of concentrates for consumer use, which we would wholesale to cannabis dispensaries. We believe that by standardizing our quality, testing, compliance and labeling, we can create a national brand of concentrates that will be instantly recognizable in each new state that legalizes marijuana sales.

Consulting Services

Through CLS Consulting, we will offer consulting services to cannabis-related businesses such as growers and dispensaries. CLS Consulting consultants will advise clients regarding a variety of areas, such as licensure, growing, marketing and distribution. In addition to the revenue generated for consulting services, we anticipate that CLS Consulting will generate processing and sales business for the Company from grower and dispensary clients.

Growth Strategy

Our growth strategy includes the following plans:

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Securing capital for the construction of processing centers. We estimate the cost to develop each facility, including equipping the facility with the necessary equipment, to be between $1,000,000 and $2,000,000.

•	Obtaining the necessary state and local licensure for each proposed facility.

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Securing initial licensing, processing or sales arrangements, as applicable, with growers and dispensaries. Such arrangements may result from marketing efforts, relationships within the industry or the CLS Consulting business.

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Constructing processing facilities. We anticipate that the construction of each facility can be completed in approximately four to six months after any applicable licensing and permitting requirements have been met.  We currently anticipate, subject to the availability of adequate capital, that we will be able to open between two and three processing facilities within the next 24 months.

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Expanding per-facility capacity and increasing revenues. After a twelve-month ramp up period, we expect that each processing facility will be able to process, depending on size, between 2,000 to 5,000 pounds of cannabis per month, with the revenue generated therefrom varying state-by-state and facility-by-facility depending upon state law requirements and other factors.

•	Developing a national brand of cannabis concentrates, which will be sold wholesale to dispensaries, through standardization of the testing, compliance and labeling process.

Marketing, Distribution and Customers

The medical marijuana industry is rapidly expanding and is expected to continue to expand as additional states legalize marijuana for medical use. Additionally, the recreational use of marijuana by adults is currently legal in four states and the District of Columbia and a number of states have decriminalized the use of marijuana in some fashion. As various states continue to legalize marijuana for medical and/or recreational use, the number of potential grower and dispensary clients is expected to increase accordingly.

As such, our initial target market consists of licensed cannabis growers and dispensaries. As 10-20% of the cannabis plants harvested by licensed growers are currently being converted to cannabinoid oil, growers are expected to immediately recognize the value added by our premier methods, which should generate higher profit margins by producing a higher yield of cannabinoid oil per pound of cannabis versus the methods that are currently being employed. As our competitive advantage is directly related to our proprietary extraction method and conversion process, and as the value of our services should be immediately recognizable, we intend to target licensed, operating growers and dispensaries with an immediate and substantial need for cannabis processing.  Upon attaining significant market share among growers and dispensaries, we may also target pharmaceutical clientele and other potential customers.

In cases where we either purchase cannabis for processing or keep a portion of the converted cannabis in exchange for processing a larger amount of product for a grower, we will likely sell such processed product either to the grower or dispensary who sold or supplied us with the raw cannabis or sell the processed product to an unrelated distributor or dispensary.  In some cases, we might also process the product and package it for a certain type of use, such as an edible, and sell the processed product to a licensed bakery.

Competition

The cannabinoid extraction business is extremely competitive. We will compete with numerous entities engaged in cannabinoid extraction and conversion, from large commercial enterprises to local “mom and pop” extractors that provide services and wholesale concentrates to local growers. Although many of our expected competitors enjoy established relationships with growers and dispensaries, we intend to differentiate our company by producing higher quality, tested and labeled products and generating a higher yield, and therefore higher profit margins, for growers and dispensaries. A significant challenge that we will encounter, however, is that the quality of cannabis products is not presently regulated or standardized. Products bear quality and concentration labels, but these labels may or may not be accurate or the result of scientific testing. As a result, we will have to educate the market about the value of our testing, compliance and labeling and the higher quality of the cannabinoid concentrates produced by our proprietary process as we cannot readily compare laboratory results of our products to other products on the market.

Trademarks and Other Intellectual Property

We have applied for United States federal trademarks for the names Cannabis Life Sciences and CLS Labs.  Due to federal laws against the use of cannabis, we are uncertain whether any trademark that includes a reference to cannabis will issue.  We have also acquired the Cannabis Life Science, Cannabis Life Sciences and CLS Labs domain names.

Our extraction and processing methods are proprietary, but we have no issued patents. We rely on a combination of confidentiality agreements and procedures as well as trademark and trade secret laws to protect our intellectual property rights.  Our means of protecting our proprietary rights, however, may not be adequate. Despite our efforts, we may be unable to prevent or deter infringement or other unauthorized use of our intellectual property. Time-consuming and expensive litigation may be necessary in the future to enforce these intellectual property rights.

In addition, although we do not believe we are infringing on the rights of others, we cannot assure you that our intellectual property does not infringe the intellectual property rights of others, or will not in the future. If we become liable to third parties for infringing upon their intellectual property rights, we could be required to pay substantial damage awards and be forced to develop non-infringing methods and processes.

Regulation and Licensure

Despite 23 states and the District of Columbia having legalized or decriminalized marijuana use for medical purposes, the prescription, use and possession of marijuana remains illegal under federal law. As such, although we will only operate processing facilities in states that permit the possession, sale and use of cannabis, certain activities of our business, including the possession of cannabis for processing and the sale of cannabis concentrates, will be in violation of federal law. While state-licensed businesses engaged in such activities are currently proceeding largely free from federal prosecution and recently-enacted federal spending legislation prohibits the Department of Justice from using federal funds to prevent states from implementing their own marijuana laws, changes in congress or in the executive administration, including presidential elections, could result in changes to current federal enforcement policies regarding cannabis-related activities which are legal under certain state laws. Therefore, by operating the business, we will face the possibility of civil and criminal sanctions.

Additionally, certain states in which we seek to operate may prohibit non-resident companies from conducting business directly in the state. In such states, we will seek to enter into a collaborative arrangement with a local entity holding the necessary licensure, whereby we will agree to lease our facilities, equipment and employees to the licensed entity in exchange for a fee. Such an arrangement may be difficult to secure and/or expensive to maintain, as we will be reliant on the licensee to maintain its license in order to continue operations.  Further, various state and local licensure application and approval processes may require significant time and expense, and, upon becoming authorized to do business in a state, it may be difficult or expensive for us to comply with the oft-changing laws, regulations and licensure requirements of each state and municipality where we are doing business.

We will need to obtain applicable state licenses in each state in which we will operate processing facilities.  License requirements and procedures vary from state to state.  The initial state in which we plan to operate is Colorado.  Subsequently, we will likely seek to operate in Nevada and Washington.

Employees

We currently have two employees, Jeffrey Binder, who serves as the Chairman, President and Chief Executive Officer of the Company, and Michael Abrams, who serves as the Chief Operating Officer of the Company. We plan to hire a Chief Financial Officer, administrative staff, a lab manager and a consultant, for a total of approximately six employees.  In addition, each processing facility will require six to eight employees, depending upon the size of the facility.

Properties

Our principal offices are located at 1435 Yarmouth Street, Boulder, Colorado 80304. We currently lease office and warehouse space located at 1955 South Quince Street, Denver, Colorado 80231, which is subleased to PRH pursuant to the Colorado Arrangement. We also maintain an administrative office at 3355 SW 59th Avenue, Miami, Florida 33155. We will lease additional properties in the states in which we conduct our operations as we open processing facilities.

Available Information

We voluntarily file certain reports under the Securities Exchange Act of 1934 (the “Exchange Act”). Such filings, including annual and quarterly reports, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Stockholders may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Stockholders can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s website (http://www.sec.gov).

RISK FACTORS

Our business faces certain risks. The risks described below may not be the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business. If any of the events or circumstances described as risks below or elsewhere in this report actually occurs, our business, results of operations or financial condition could be materially and adversely affected.

Risks Related to the Marijuana Industry

Because the use, sale or possession of marijuana is illegal under federal law, the Company and its officers and employees could be subject to criminal and civil sanctions.

The U.S. Government classifies marijuana as a Schedule I controlled substance, meaning marijuana is an illegal substance under federal law and its prescription, use, sale or possession is a violation thereof. Although 23 states and the District of Columbia allow the use of medical marijuana, 4 states and the District of Columbia have legalized marijuana for adult recreational use, and recently-enacted federal spending legislation prohibits the Department of Justice from using federal funds to prevent states from implementing their own marijuana laws, the United States Supreme Court has ruled that federal laws criminalizing the use of marijuana pre-empt state laws. Thus, even if we limit our business to marijuana-friendly states, by possessing, distributing or even aiding others in distributing marijuana or marijuana-based products such as cannabinoid oils, the Company, its officers, directors and employees may face the prospect of criminal and/or civil sanctions for engaging in activities in violation of federal law and the Company could be at risk of civil and/or criminal forfeiture actions against its assets and operations for such violations. As our business plan depends upon the upon the possession, sale, and use of marijuana and certain cannabinoid extracts, such sanctions or forfeiture actions would be debilitating to the business of the Company and would have a material adverse effect on our operations.

Changes in federal law enforcement policy concerning federal marijuana laws could force a suspension or termination of our operations.

The commercial production, processing, distribution and sale of marijuana within the various states of the United States that have legalized these activities for medical and/or recreational purposes is currently proceeding largely free from federal investigation and prosecution as the result of a number of formal written statements issued by the United States Department of Justice deferring federal law enforcement action on these activities to state and local laws and law enforcement under certain circumstances and recently-enacted federal spending legislation prohibiting the Department of Justice from using federal funds to prevent states from implementing their own marijuana laws. The statements issued by the Department of Justice are, however, only guidelines provided to federal law enforcement agencies in setting priorities for the investigation and prosecution of violations of federal laws criminalizing marijuana and the effects of the federal spending legislation are not yet apparent.

Further, major changes in the executive administration, including presidential elections, particularly ones resulting in a change of political party holding the office of the President, could result in changes to, or even the withdrawal or reversal of, current federal law enforcement policy concerning the investigation and prosecution of activities involving marijuana including those which are legal under certain state laws. Likewise, there are no guarantees that legislation enacted in subsequent years will contain similar marijuana-friendly provisions. As our business plan depends upon the possession, sale, and use of marijuana and certain cannabinoid extracts, a change or reversal of federal law enforcement policy and/or federal spending legislation concerning marijuana would be debilitating to our business as it could result in a temporary suspension or the permanent cessation of our operations.

SEC and stock exchange policies and practices may impair the Company’s ability to raise capital and develop a public market for its securities.

The ability of the Company to raise capital in the public markets is controlled by the rules, policies and practices of the SEC.  Included within the SEC's broad authority over securities markets is the SEC's power to review proposed federal registrations of securities and to determine when and whether such registration statements will be declared effective, which allows a company to commence selling securities in the public markets.  The SEC has expressed concern about allowing companies engaged in a marijuana related business to sell securities in the public markets if their businesses violate federal laws.  If the Company's business is viewed by the SEC as one that violates federal law, the SEC might refuse to allow any registration statement filed by the Company to become effective, thereby denying the Company the ability to sell its securities in the public markets.  Such action would also prevent the Company from registering its common stock for sale by selling securityholders, and thus would render meaningless registration rights of stockholders in the Company.  Although the SEC recently declared the registration statement of a company involved in the marijuana industry effective, it did so in a manner that could discourage firm commitment underwritten offerings in the marijuana industry. This area of law and SEC policies with respect to it are relatively new and untested and could change with time either for the better or the worse. If the SEC prevents the Company from using, or limits the Company’s access to, the public markets to raise capital, such action would have a material adverse effect on the Company.

An investor’s ability to resell the Company’s common stock will largely depend on the Company's ability to establish a secondary trading market for the common stock.  At present, the Company’s common stock is thinly traded on the OTC Bulletin Board.  The Company hopes to be able to list its common stock on an exchange assuming it grows and meets the financial and other typical criteria for such a listing.  The listing of securities on an exchange, however, is not a matter of right, subject only to satisfying published exchange requirements, but is also subject to the discretion of the exchange.  The recognized exchanges may decline to list the securities of a company engaged in a marijuana related business, and at least one such exchange has indicated that it might take such action. If the Company is unable to have its securities listed on a recognized exchange, the Company’s ability to develop a public market for its securities could be adversely impacted, which, in turn, could adversely affect the ability of stockholders to sell their securities at an optimal price or at all.

Even in states where the sale and use of recreational or medical marijuana is permitted, we may be unable to obtain a license and may have to rely on collaborative arrangements with licensed entities.

Certain states in which we seek to operate may prohibit non-resident companies from conducting business directly in the state and/or may require certain licensure, such as a Medical Marijuana Infused Product Manufacturer License (MMIP), for us to conduct our business. In such states, we may be required to enter into a collaborative arrangement with a local entity holding the necessary MMIP license, whereby we would agree to lease our facilities and employees to the licensed entity. Securing such an arrangement may be difficult to enter into and/or expensive to maintain. Additionally, our operations would be entirely dependent on the licensed entity’s ability to maintain the required licenses, and a loss of licensure by the licensed entity would have a material adverse effect on our operations.

In states where we are permitted to operate directly, licensing requirements may be difficult and/or expensive to satisfy and maintain.

In states where we are permitted to operate directly, the licensure application and approval process may require significant time and expense. Additionally, upon becoming authorized to do business in a state, it may be difficult or expensive for us to comply with the various laws, regulations and licensure requirements of each state.  Compliance may also include a subjective factor that could allow a state to revoke our MMIP license even though we believed we were complying with all applicable requirements.  The loss of such an MMIP license for any reason would likely result in a material adverse effect on our operations.

In states where the sale and use of recreational or medical marijuana is permitted, local ordinances and regulations may adversely affect the Company and our strategic collaborators, such as growers and dispensaries.

In addition to the federal pre-emption and state law issues mentioned above, local laws and regulations may impact the Company and our strategic collaborators, such as growers and dispensaries, in jurisdictions where marijuana is legal under state law. Ordinances and regulations related to zoning, limiting the size of growers or levying exorbitant taxes and fees on marijuana-related businesses may have a material adverse effect on business and operations.

Laws and regulations affecting the regulated marijuana industry are constantly changing and we cannot predict the impact of future regulations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations. Legal or regulatory changes in the jurisdictions in which we operate or intend to operate may require us to incur substantial costs associated with compliance or alterations to our business plan. Further, violations of these ever-changing laws and regulations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations.

Our ability to achieve significant financial success is dependent on additional states and local governments legalizing marijuana.

There can be no assurance that the number of states that allow the use of medical or recreational marijuana will increase and there can be no assurance that the 23 existing states that permit the medical use of marijuana will not reverse their position in the future. As our growth is dependent upon the continued legalization of marijuana for medical and recreational use, the failure of additional states and local governments to legalize marijuana would significantly curtail our growth potential.

The difficulty of the Company to obtain various insurances that are typically available to businesses may expose us to additional risk and financial liabilities.

Workers compensation, general liability, and directors and officers insurance, among other types of business-related insurance, may be more difficult and/or more expensive to secure due to our engagement in the marijuana industry. If we are forced to go without such insurance or pay a substantially higher premium than anticipated, we may be prevented from engaging in certain strategic collaborations or partnerships, our growth may be inhibited, and we may be exposed to additional risk and financial liabilities.

The Company and its clients, partners and strategic collaborators may have difficulty accessing the service of banks.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed marijuana-related businesses. However, such guidance fell short of the explicit legal authorization that banking industry officials requested from the federal government. To date, it is unclear whether any banks have relied on the guidance and accepted marijuana-related companies as customers. If we, as well as our clients, partners and strategic collaborators, have difficulty accessing the service of banks, we may not have access to the capital necessary to maintain our operations or may be subject to the security risks of a cash business.

The market for our products is unproven.

While consumer demand for marijuana-based products is well established, consumer demand for marijuana e-cigarettes and other products utilizing cannabinoid extracts is unproven. Lack of acceptance by end users and/or the failure of distributors or customers to accept the price point of our products could have a material adverse effect on the Company and could prevent the Company from ever becoming profitable. Further, the cost of educating the market regarding marijuana e-cigarettes and other products utilizing cannabinoid extracts could prove to be unfeasible.

The medical marijuana industry faces strong opposition.

Well-funded, politically significant businesses may provide strong economic and political opposition to the medical marijuana industry and the industry could face a material threat from the pharmaceutical companies as marijuana continues to take market share from their products. Any inroads the pharmaceutical industry makes in halting or rolling back the medical marijuana movement could have a detrimental impact on the market for our products and thus on our business, operations and financial condition.

Financial Risks

CLS Labs is newly formed and has no operations.

CLS Labs was formed on May 1, 2014. Accordingly, the Company's operations are subject to all of the risks inherent with start-up business enterprises. CLS Labs has incurred continuous losses from operations since inception and had an accumulated deficit of $457,875 at December 31, 2015. The likelihood of the Company's success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the start-up and initial growth of a new business and the competitive and growing market in which the Company operates. The Company must be regarded as a high risk new and unproven venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. Neither the Company nor CLS Labs has revenues to date, and no assurance can be given that the Company will ever have enough revenues so as to be profitable. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

We may never be profitable.

The Company has never earned a profit and may never become profitable. We expect to incur losses during the foreseeable future as we commence operations. There can be no assurance that we can implement our business plan, that we will become profitable, or that our securities will have any value.

We may encounter start-up delays.

We cannot project the timing of our initial sales following the Merger.  Delays in establishing and implementing our management team, securing relationships with partners and strategic collaborators such as growers and dispensaries, building out facilities, developing products, finalizing sales and marketing structures and/or implementing other portions of the CLS Labs’ business plan may delay start-up, which could negatively affect an investment in the Company.

We have not yet identified or hired a complete management, operations or sales and marketing team and if it takes longer than anticipated or if costs are more than anticipated to do so, we could be adversely affected.

We have not yet identified a complete management, sales or marketing team.  As a result, aside from the directors and officers referenced in this current report, stockholders will not have the benefit of knowing the identities and backgrounds of such team members in making their investment decisions.  In addition, we have estimated the compensation we will have to pay to recruit a qualified management, operations and sales and marketing team and have not engaged a compensation consultant or other professional to estimate such costs, but have relied solely on the judgment of its directors.  If the budgeted compensation expense is not adequate to retain a qualified management, operations, and sales and marketing team, we may need to scale back other aspects of its proposed operations or we may need to raise additional capital to commence operations.  In addition, if it takes longer than anticipated to recruit a qualified team, the commencement of operations could be delayed.  All of these potential issues could have a material adverse impact on the Company.

Risks Related to Our Common Stock

“Penny Stock” rules may make buying or selling our securities difficult.

Trading in our securities is subject to the SEC’s “penny stock” rules and it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited stockholders must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could limit the liquidity and adversely affect the market price for our common stock.

Our common stock is thinly traded, therefore, its price is subject to volatility.

Our securities are quoted on the OTCBB Market (“the OTC Markets”). The OTC Markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on these OTC markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

Thinly traded, illiquid stock such as ours is more susceptible to significant and sudden price changes than stocks that are widely followed by the investment community and that are actively traded on an exchange. We currently do not intend to seek listing on an exchange, and even if we successfully list the common stock on a stock exchange, we nevertheless could not assure stockholders that an organized public market for our common stock would develop. Thus, we cannot assure stockholder that there will at any time in the future be an active trading market for our common stock. Stockholders should purchase shares for long-term investment only.

Our stock price may be volatile and you may not be able to sell your shares for more than what you paid.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of common stock at or above the price you paid for them. The trading price of our common stock has been subject to fluctuations in the past and the market price of the common stock could continue to fluctuate in the future in response to various factors, including, but not limited to: quarterly variations in operating results; our ability to control costs and improve cash flow; announcements of innovations or new products by us or by our competitors; changes in investor perceptions; and new products or product enhancements by us or our competitors.

We are not registered under the Exchange Act, and, as a result, we are not required to make certain filings with the SEC which could contain information that is material to potential stockholders.

As a cost-savings measure during our initial operations, we have not registered our Common Stock under the Exchange Act. Therefore, we do not make certain filings with the SEC, such as proxy statements, and our insiders do not make filings with the SEC with respect to their purchase and sale of our securities, which filings would be required if we were be registered under the Exchange Act.  These filings, if we made them, could contain certain information that is material to potential stockholders.  Due to our registration for sale of shares of common stock owned by certain of our stockholders in August 2013, we were required to file annual, quarterly and current reports with the SEC through August 2014. Although we intend to continue to file annual, quarterly and current reports on a voluntary basis, we are no longer be required to file any reports with the SEC after that date unless we meet certain requirements that do not currently apply. As our business grows, we intend to apply for listing of our securities on an exchange and register our securities under the Exchange Act. At that time, we would make the additional filings and disclosures required by the Exchange Act; however, that can be no assurance when, if ever, we will complete such registration.

Our amended and restated articles of incorporation and bylaws could discourage acquisition proposals, delay a change in control or prevent other transactions.

Provisions of our amended and restated articles of incorporation and bylaws, as well as provisions of Nevada Corporation Law, may discourage, delay or prevent a change in control of the Company or other transactions that you as a stockholder may consider favorable and may be in your best interest.  The amended and restated articles of incorporation and bylaws contain provisions that: authorize the issuance of shares of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and discourage a takeover attempt; limit who may call special meetings of stockholders; and require advance notice for business to be conducted at stockholder meetings, among other anti-takeover provisions.

Our directors have the authority to issue common and preferred shares without stockholder approval, and preferred shares can be issued with such rights, preferences, and limitations as may be determined by our board of directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. We presently have no commitments or contracts to issue any shares of preferred stock.  Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of our company, could make it less likely that stockholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of, and the voting and other rights, of the holders of outstanding shares of our common stock.

Our common stock is controlled by a group of affiliated stockholders.

Approximately 75.3% of our common stock is controlled by a group of affiliated stockholders.  Such concentrated control of the Company may adversely affect the price of our common stock.  Stockholders who acquire common stock may have no effective voice in the management of the Company. Sales by this group of stockholders, along with any other market transactions, could affect the market price of the common stock.

As a former shell company, the resale of shares of our restricted common stock in reliance on Rule 144 of the Securities Act is subject to the requirements of Rule 144(i).

Rule 144 under the Securities Act, which generally permits the resale, subject to various terms and conditions, of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. The filing of this current report on Form 8-K starts the running of such one year period. Because, as a former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, restrictive legends on certificates for shares of our common stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Securities Act.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are currently authorized to issue an aggregate of 270,000,000 shares of capital stock consisting of 250,000,000 shares of common stock and 20,000,000 shares of preferred stock with preferences and rights to be determined by our board of directors. As of the Closing Date, there were 20,250,000 shares of our common stock and no shares of our preferred stock outstanding.

Any future issuance of our equity may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. We may need to raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants, as payment to providers of goods and services, in connection with future acquisitions or for other business purposes.  Our board of directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our certificate of incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new stockholder, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

We have not obtained an Internal Revenue Service (“IRS”) ruling with respect to the tax consequences of the Merger.

There are risks under the Internal Revenue Code of 1986 that must be considered by any potential investor, and an investment in the Company should be considered only after obtaining advice from an independent, professional adviser. We believe the Merger is a tax-free transaction, but we have not sought or obtained any rulings from the IRS, nor do we intend to seek such rulings in the future, with respect to the tax-free nature of the Merger.

Risks Relating to Competitive Factors

We compete in an industry characterized by extensive research and development efforts and rapid technological progress.

New developments occur and are expected to continue to occur at a rapid pace in the marijuana industry, and there can be no assurance that discoveries or commercial developments by our competitors will not render some or all of our potential products obsolete or non-competitive, which could have a material adverse effect on our business, financial condition and results of operations. We expect to compete with fully integrated and well-established companies in the near- and long-term. Most of these companies have substantially greater financial, manufacturing and marketing experience and resources than us and represent substantial long-term competition. Such companies may succeed in discovering and developing products and/or extraction processes more rapidly than us and may be more successful than us in manufacturing, sales and marketing.

Strategic collaborations may never materialize or may fail.

We intend to explore a variety of strategic collaborations with existing marijuana growers, dispensaries and related businesses. At the current time, we cannot predict what form such collaborations might take. We are likely to face significant competition in seeking appropriate strategic collaborators, and these strategic collaborations can be complicated and time consuming to negotiate and document. We may not be able to negotiate strategic collaborations on acceptable terms, or at all, and we are unable to predict when, if ever, we will enter into any such strategic collaborations due to the numerous risks and uncertainties associated with establishing strategic collaborations.

Risks relating to Intellectual Property Protection

If we are unable to protect the secrecy of our proprietary process and methods, we may not be able to compete effectively or operate profitably.

We do not have a patent on our proprietary process and methods. Therefore, our success will depend, in large part, on our ability to protect the secrecy of the process and methods. As we hire employees, enter into strategic collaborations and bring our products to market, maintaining this secrecy will become increasingly difficult. If competitors are made aware of our proprietary process and methods, they may be able to duplicate them or independently develop similar or alternative technologies without infringing on our intellectual property rights.

We may rely on trade secrets to protect our process and methods and may attempt to protect these trade secrets, in part, with confidentiality and non-disclosure agreements with our employees, consultants, partners, strategic collaborators and certain contractors, but there can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets will not otherwise become known or be independently discovered by competitors. If our proprietary process, methods or related trade secrets become known to competitors, we may be unable to compete effectively, resulting in a material adverse effect on our business, financial condition and results of operations.

We may be subject to litigation with respect to the ownership and use of intellectual property that will be costly to defend or pursue and uncertain in its outcome.

Our success also will depend, in part, on refraining from infringing patents or otherwise violating intellectual property owned or controlled by others. Others may have filed patent applications or have received, or may obtain, issued patents in the United States or elsewhere relating to aspects of our extraction processes or methods, and they may institute litigation against us to protect their intellectual property rights. Such litigation, regardless of the merits, would be extremely expensive and detrimental to our operations. Additionally, it is uncertain whether the issuance of any third-party patents will require us to alter our products or processes, obtain licenses, or cease certain activities. If any licenses are required, there can be no assurance that we will be able to obtain any such licenses on commercially favorable terms, if at all, and if these licenses are not obtained, we might be prevented from pursuing the development and commercialization of certain of our potential products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial information included elsewhere in this current report on Form 8-K, including the audited financial statements of CLS Labs for the period May 1, 2014 (inception) to September 30, 2014, the unaudited financial statements of CLS Labs for the three months ended December 31, 2014, and the related notes. This discussion includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements.

We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risk factors elsewhere in this current report on Form 8-K. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

OVERVIEW AND OUTLOOK

The Company was incorporated on March 31, 2011 as Adelt Design, Inc. to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced, however, and the Company remained in the development stage. On November 20, 2014, the Company changed its name to CLS Holdings USA, Inc.

On the Closing Date, the Company, CLS Labs and the Merger Sub consummated the Merger, whereby the Merger Sub merged with and into CLS Labs, with CLS Labs remaining as the surviving entity. As a result of the Merger, we acquired the business of CLS Labs and abandoned our previous business. As such, only the financial statements of CLS Labs are included in this current report on Form 8-K.

CLS Labs was originally incorporated in the state of Nevada on May 1, 2014 under the name RJF Labs, Inc. before changing its name to CLS Labs, Inc. on October 24, 2014. It was formed to commercialize a proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace.

On April 17, 2015, CLS Labs took its first step toward commercializing its proprietary methods and processes by, through its wholly owned subsidiary, CLS Labs Colorado, entering into the Colorado Arrangement, as described in the “Description of Business” herein. To date, CLS Labs has not otherwise commercialized its proprietary process and has not earned any revenues.

We intend to generate revenue through (i) the licensing of proprietary methods and processes, (ii) the processing of cannabis for others, and (iii) the purchase of cannabis and the processing and sale of cannabis-related products.  We plan to accomplish this through the creation of joint ventures, through licensing agreements, and through fee-for-service arrangements with growers and dispensaries of cannabis products. We believe that we can establish a position as one of the premier cannabinoid extraction and processing companies in the industry. Assuming we do so, we then intend to explore the creation of our own brand of concentrates for consumer use, which we would sell wholesale to cannabis dispensaries. We believe that we can create a “gold standard” national brand by standardizing the testing, compliance and labeling of our products in an industry currently comprised of small, local businesses with erratic and unreliable product quality, testing practices and labeling. We also plan to offer consulting services through CLS Consulting, which will generate revenue by providing consulting services to cannabis-related businesses, including growers, dispensaries and laboratories, and driving business to our processing facilities.

CLS Labs had a net loss of $132,017 for the period May 1, 2014 (inception) to September 30, 2014, and a net loss of $325,858 for the three months ended December 31, 2014, resulting in an accumulated deficit as of December 31, 2014 of $457,875. These conditions raise substantial doubt about our ability to continue as a going concern following the Merger.

Results of Operations for the period May 1, 2014 (inception) to September 30, 2014

Revenues

CLS Labs had no revenues for the period May 1, 2014 (inception) to September 30, 2014.

General and administrative expenses

CLS Labs’ general and administrative expenses were $24,096 for the period May 1, 2014 (inception) to September 30, 2014. General and administrative expenses consisted primarily of general office expenses, travel costs, costs related to the protection of intellectual property, and bank charges.  We expect general and administrative expenses to increase following the Merger as we implement our business plan and operations expand.

Research and development

CLS Labs’ research and development expenses were $32,769 for the period May 1, 2014 (inception) to September 30, 2014. Research and development expenses consisted of costs incurred to improve and commercialize CLS Labs’ proprietary methods and processes for cannabinoid extraction and conversion.  We expect research and development costs to increase as our business grows.

Professional fees

CLS Labs’ professional fees were $50,152 for the period May 1, 2014 (inception) to September 30, 2014. Professional fees consisted primarily of legal, investor relations, and business development services. We expect professional fees to increase in future periods as our business grows.

Commissions

CLS Labs’ commissions were $25,000 for the period May 1, 2014 (inception) to September 30, 2014. Commissions consisted of fees related to CLS Labs’ eventual acquisition of a controlling interest in the Company. We expect such commissions to decrease in future periods due to the completion of the Merger.

Net loss

For the reasons above, CLS Labs’ net loss for the period May 1, 2014 (inception) to September 30, 2014 was $132,017.

Results of Operations for the three months ended December 31, 2014

Revenues

CLS Labs had no revenues for the three months ended December 31, 2014.

General and administrative expenses

CLS Labs’ general and administrative expenses were $325,858 for the three months ended December 31, 2014. General and administrative expenses consisted of $55,000 related to the acquisition of a controlling interest in the Company; $166,743 in professional fees related to legal, investor relations, and business development services; $75,000 in officer salaries; and $29,115 in other general and administrative expenses.  We expect general and administrative expenses to increase following the Merger as we implement our business plan and operations expand.

Net loss

For the reasons above, CLS Labs’ net loss for the three months ended December 31, 2014 was $325,858.

Liquidity and Capital Resources

The following table summarizes CLS Labs’ current total assets, liabilities and working capital at September 30, 2014 and at December 31, 2014.

	September 30, 2014	December 31, 2014
Current Assets	$882,599	$344,303
Current Liabilities	$16,686	$86,722
Working Capital (Deficit)	$865,913	$257,581

At December 31, 2014, CLS Labs had $257,581 in working capital. This working capital was primarily the remainder of an aggregate contribution to CLS Labs of $1,000,000 by Jeffrey Binder and Frank Koretsky upon its inception and should not be viewed as an indicator of future performance. CLS Labs has operated at a loss since its inception. Following the Merger, we will require significant additional financing to cover our projected cash flow deficits due to the Colorado Arrangement and related agreements, the implementation of our business plan, and the development of alternative revenue sources.  We intend to fund our cash flow requirements by obtaining loans and from the proceeds of the sale of equity. We have not yet obtained any loans or received any indications of interest in making us a loan and we have not yet begun the capital raising process, so there can be no assurances that we will be able to meet our capital needs and there remains substantial doubt about our ability to continue as a going concern.

During the next 18-24 months, we plan to construct and open two to three processing facilities for use either by a licensee or by us directly.  We anticipate that the build out and opening of each processing facility will require between $1,000,000 and $2,000,000 in capital, with additional capital required for liquidity to cover personnel, equipment, and other operating expenses with respect to each opened facility.

We anticipate that we will also devote significant resources to research and development related to the refinement of our proprietary methods and processes and development of new products. We estimate research and development costs of between $50,000 and $100,000 during the next 12 months.

We currently have two employees, Jeffrey Binder, who serves as the Chairman, President and Chief Executive Officer of the Company, and Michael Abrams, who serves as the Chief Operating Officer of the Company. We plan to hire a Chief Financial Officer, administrative staff, a lab manager and a consultant, for a total of approximately six employees.  In addition, each processing facility that we operate directly will require six to eight employees, depending upon the size of the facility. We intend to use the services of independent consultants and contractors to perform various professional services when appropriate. We believe the use of third-party service providers may enhance our ability to control general and administrative expenses and operate efficiently as we implement our business plan. Currently, there are no organized labor agreements or union agreements and we do not anticipate any in the future. We are unable to estimate the cost of additional personnel at this time, but we expect such costs to be significant.

We do not currently have the capital necessary to fund our capital requirements or implement our business plan. We intend to fund such capital requirements and liquidity needs through loans, the proceeds of the sale of equity, and cash generated from operations in connection with the Colorado Arrangement. We have not yet obtained any loans or received any indications of interest in making us a loan and we have not yet begun the capital raising process, so there can be no assurances that we will be able to meet our capital needs. We have not yet generated any revenue through the Colorado Agreement, but we anticipate that the initial payments under the Licensing Agreement and Equipment Lease will be received within the next thirty (30) days. We anticipate that we will incur operating losses during the next twelve months.

Going concern

CLS Labs’ financial statements were prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. CLS Labs has incurred continuous losses from operations since inception, has an accumulated deficit of $457,875, and had working capital of $257,581 at December 31, 2014. In addition, we do not currently have the cash resources to meet our post-merger operating commitments during the next twelve months. Our ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by developmental stage companies.

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs, to borrow capital and to raise equity to support the opening of additional processing facilities and to finance ongoing operations. There can be no assurance, however, that we will be successful in our efforts to raise additional debt or equity capital and/or that our cash generated by our future operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Standards

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and stockholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements from the Company.

In June 2014, FASB issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

In July 2013, FASB issued ASU No. 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.” The provisions of ASU No. 2013-11 require an entity to present an unrecognized tax benefit, or portion thereof, in the statement of financial position as a reduction to a deferred tax asset for a net operating loss carryforward or a tax credit carryforward, with certain exceptions related to availability. ASU No. 2013-11 is effective for interim and annual reporting periods beginning after December 15, 2013. The adoption of ASU No. 2013-11 did not have a material impact on our Consolidated Financial Statements. In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements.

All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

•
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

•
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 did not have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update were effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 did not have a material impact on our financial position or results of operations.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 29, 2015 by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Our only class of voting securities is our common stock. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o CLS Holdings USA, Inc., 11767 S. Dixie Hwy, Suite 115, Miami, FL 33156.

Name and Address of Beneficial Owner1	Amount and Nature of Beneficial Ownership2	Percentage of Class3
Jeffrey I. Binder	5,000,000	24.7%
Raymond Keller	5,000,000	24.7%
Frank Koretsky	5,000,000	24.7%
Michael Abrams	250,000	1.2%
All directors and executive officers as a group (3 persons)	10,250,000	50.6%

1	Except as otherwise indicated, the persons named in this table have sole voting, investment and dispositive power with respect to all shares of common stock listed.

2
Reflects the extinguishment of the 6,250,000 (post Reverse Split) shares of Common Stock owned by CLS Labs and the issuance of 15,000,000 shares of Common Stock to the stockholders of CLS Labs in connection with the Merger and the issuance of 250,000 shares of Common Stock to Michael Abrams pursuant to his employment agreement, as amended. Excludes any impact of stock options expected to be issued in connection with employment agreements for Mr. Binder and Mr. Abrams.

3	Percentages are based upon 20,250,000 shares of our common stock outstanding as of the Closing Date.

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names of and certain information regarding the Company’s current executive officers and directors:

Name	Age	Title	Term Expires
Jeffrey Binder	68	Chairman, President, Chief Executive Officer and Director	2017
Frank Koretsky	63	Director	2016
Michael Abrams	38	Chief Operating Officer	--

Our amended and restated articles of incorporation provide that the board of directors be divided into three classes with each class serving a staggered three-year term. Initially, the term of Class I expires at our 2015 annual meeting, the term of Class II expires at our 2016 annual meeting, and the term of Class III expires at our 2017 annual meeting. Frank Koretsky serves as the sole member of Class II and Jeffrey Binder serves as the sole member of Class III. Class I is currently unrepresented. It is anticipated that at our 2015 annual meeting, a director will be elected by the stockholders to serve as the sole member of Class I until the annual meeting to be held in 2018. Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during at least the past five years for each of our executive officers and directors is as follows:

Jeffrey Binder, Chairman, President, Chief Executive Officer and Director

Jeffrey Binder was one of the individuals who founded CLS Labs in 2014 and he has served as its Chairman, President, Chief Executive Officer and a director from inception until the consummation of the Merger. Upon CLS Labs acquiring control of the Company on November 12, 2014, Mr. Binder was appointed Chairman, President, Chief Executive Officer and a director of the Company.  He continues to serve in these roles for the Company following the Merger. Since 2008, Mr. Binder has served as founder, Chairman and President of Power 3 Network, Inc., a company that develops websites and back offices for home-based businesses. In 2003, Mr. Binder founded Infinity 8, Inc., a software development company, where he served as its Chairman, Treasurer and a director until 2011. In addition to his employment history, Mr. Binder has invested in and mentored several start-up and mid-stage companies, through his private holding company, JeMJ Financial Services, Inc., which he formed in 1988 and for which he serves as Chairman, President and a director.   Through JeMJ, Mr. Binder invested in GGL Industries, Inc., a private holding company that owned Sterling Yacht and Classic Motor Carriages, as well as various other companies, as had extensive real estate holdings.    Mr. Binder received his Juris Doctorate from the National Law Center, George Washington University, in 1971, where he received the honor of membership in the Order of the Coif.  He also served as a legislative assistant to  Adlai Stevenson II, a United States Senator for Illinois, and practiced Law at Sonnenschein Nath & Rosenthal, LLP, Chicago, Illinois for five years.

Frank Koretsky, Director

Frank Koretsky was a founder and a director of CLS Labs. Upon consummation of the Merger, Mr. Koretsky was appointed a director of the Company. It is expected that Mr. Koretsky will also serve as a consultant to the Company following the Merger.  Since 1995, Mr. Koretsky has served as the President of East Coast News Corp., a leading company in the adult product distribution industry. As a result of Mr. Koretsky's business experience, he brings a strong background in management, marketing and branding to the Company.

Michael Abrams, Chief Operating Officer

Mr. Abrams joined CLS Labs as its Chief Operating Officer in October 2014. Shortly after CLS Labs acquired control of the Company on November 12, 2014, Mr. Abrams was appointed Chief Operating Officer of the Company and he continues to serve in that role. Mr. Abrams has been a leader in the medical marijuana industry since 2011. Prior to joining CLS Labs, Mr. Abrams served as President and Chief Executive Officer of CannAdvantage, Inc., a medical marijuana consulting company, from March 2014 to October 2014. In such capacity, Mr. Abrams and his team of experts consulted with companies across the country regarding the “seed to sale” business model and the opening of marijuana cultivation and production facilities. Between July 2012 and October 2014, Mr. Abrams served as general manager of Ancient Alternatives, LLC, and as general manager of Green Tree Medical, LLC, each a marijuana dispensary company. Between July 2011 and November 2013, Mr. Abrams served as the founder and general manager of Bolder Ventures, LLC, which operated a marijuana center and cultivation facility in Boulder, Colorado. From 2009 to 2011, Mr. Abrams was a self-employed securities trader. Mr. Abrams, who graduated from Eckerd College in 1999 with a Bachelor's degree in Arts and Business Management, also holds an interest in several Colorado real estate ventures that have a connection to the marijuana industry.

EXECUTIVE COMPENSATION

Summary Compensation Tables

           The following table sets forth information concerning the compensation earned by our former sole officer and director for the years ended May 31, 2013 and 2014, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Larry Adelt,	2014	-	-	-	-	-	-	-
Former President and Chief Executive Officer1	2013	-	-	-	-	-	-	-

1
Mr. Adelt resigned as an officer and director of the Company on November 12, 2014 following the sale of all of his shares of common stock in the Company to CLS Labs. On the same date, Jeffrey Binder was appointed Chairman, President and Chief Executive Officer of the Company. To date, Mr. Binder has not received any compensation from the Company for serving as an officer or director.

The following table sets forth information concerning the compensation earned by CLS Labs’ sole officer and director for the fiscal year ended September 30, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey Binder,	2014	-	-	-	-	-	-	-
Chairman, President and Chief Executive Officer

Employment Agreements

CLS Labs and Jeffrey Binder entered into a five-year employment agreement effective October 1, 2014. Under the agreement, Mr. Binder serves as CLS Labs’ Chairman, President and Chief Executive Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Binder is also entitled to receive a performance bonus equal to 2% of CLS Labs’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of CLS Labs' common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million.

On April 28, 2015, Mr. Binder, CLS Labs and the Company entered into an addendum to Mr. Binder’s employment agreement whereby Mr. Binder agreed that following the Merger, in addition to his obligations to CLS Labs, he will serve the Company and its subsidiaries in such roles as the Company may request. In exchange, the Company agreed to assume the obligations of CLS Labs to grant Mr. Binder annual stock options, as referenced above. Mr. Binder will continue to receive an annual salary of $150,000 from CLS Labs for serving as its Chairman, President and Chief Executive Officer.

CLS Labs and Michael Abrams entered into a five-year employment agreement effective October 1, 2014. Under the agreement, Mr. Abrams serves as CLS Labs’ Chief Operating Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Abrams is also entitled to receive a performance bonus equal to 2% of CLS Labs’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of CLS Labs' common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million. Additionally, Mr. Abrams is entitled to a one-time signing bonus of 250,000 shares of common stock of CLS Labs.

On April 28, 2015, Mr. Abrams, CLS Labs and the Company entered into an addendum to Mr. Abrams’s employment agreement whereby Mr. Abrams agreed that following the Merger, in addition to his obligations to CLS Labs, he will serve the Company and its subsidiaries in such roles as the Company may request. In exchange, the Company agreed to assume the obligations of CLS Labs to grant Mr. Abrams annual stock options, as referenced above, and agreed to issue Mr. Abrams 250,000 shares of the Company’s common stock upon the consummation of the Merger in lieu of CLS Labs’ signing bonus obligations. Mr. Abrams will continue to receive an annual salary of $150,000 from CLS Labs for serving as its Chief Operating Officer.

Outstanding Equity Awards at Fiscal Year Ended May 31, 2014

The Company has never issued equity awards. As such, there were no outstanding stock options or other equity awards at May 31, 2014.

Director Compensation

Prior to the Merger, the Company did not pay its directors any compensation for services on its board of directors.  Following the consummation of the Merger, our directors will be entitled to receive compensation to be determined by the board of directors.

Board of Directors and Corporate Governance

Upon the closing of the Merger, Frank Koretsky was appointed to our board of directors. The board of directors currently consists of two (2) members and is divided into three classes with each class of directors serving a staggered three-year term. Frank Koretsky holds office until our 2016 annual meeting and Jeffrey Binder holds office until our 2017 annual meeting.

Board Independence and Committees

We are not currently listed on any national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of the board of directors be independent. In evaluating the independence of its members and the composition of the committees of the board of directors, the board of directors utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards in audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act. The board of directors has determined that none of its current members is independent.

The board of directors expects to continue to evaluate whether and to what extent the members of the board of directors are independent. The Company intends to appoint persons to the board of directors who will meet the corporate governance requirements imposed by a national securities exchange. Therefore, the Company expects that in the future a majority of its directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of SEC rules.

Additionally, the board of directors expects to appoint an audit committee, governance committee and compensation committee and to adopt charters relative to each such committee in the future.

Code of Ethics

As we are not currently registered under the Exchange Act, we are not required to have adopted a written code of ethics. Nevertheless, the board of directors expects to adopt a code of ethics that is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company was initially incorporated on March 31, 2011 as Adelt Design, Inc. Effective August 21, 2013, our common stock became eligible for quotation on the OTC Bulletin Board under the symbol ADSN. On November 12, 2014, CLS Labs acquired 6,250,000 (post Reverse Split) shares, or 55.6%, of the outstanding common stock of the Company from its founder, Larry Adelt. As a condition to CLS Labs’ purchase of these shares,  and pursuant to five stock purchase agreements each dated November 12, 2014, five people or entities unaffiliated with the Company purchased an aggregate of 4,984,376 (post Reverse Split) shares of common stock in the Company from twenty-four stockholders other than Mr. Adelt. The total number of shares acquired by these five purchasers represented 44.3% of the Company’s outstanding shares of common stock. On November 20, 2014, we adopted amended and restated articles of incorporation therein changing the Company’s name to CLS Holdings USA, Inc. Effective December 10, 2014, we changed our stock symbol to “CLSH” to reflect the name change of the Company. Our common stock is currently eligible for quotation on the OTC Bulletin Board under the symbol “CLSH”.  There has been very limited trading in our common stock to date.  As of the date of this current report, we have 20,250,000 shares of common stock outstanding held by approximately 11 stockholders of record. We have no outstanding shares of preferred stock.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	--	--	--
Equity compensation plans not approved by security holders	---	--	(1)
Total	--		--

1
Pursuant to their respective employment agreements, as amended, Jeffrey Binder and Michael Abrams are entitled to receive annual stock options, exercisable at the fair market value of our common stock on the date of grant, in an amount equal to 2% of our annual EBITDA up to $42.5 million and 4% of our annual EBITDA in excess of $42.5 million. We are currently unable to determine the number of shares that could be granted under these plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

CLS Labs and Jeffrey Binder entered into a five-year employment agreement effective October 1, 2014. Under the agreement, Mr. Binder serves as CLS Labs’ Chairman, President and Chief Executive Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Binder is also entitled to receive a performance bonus equal to 2% of CLS Labs’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of CLS Labs' common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million.

On April 28, 2015, Mr. Binder, CLS Labs and the Company entered into an addendum to Mr. Binder’s employment agreement whereby Mr. Binder agreed that following the Merger, in addition to his obligations to CLS Labs, he will serve the Company and its subsidiaries in such roles as the Company may request. In exchange, the Company agreed to assume the obligations of CLS Labs to grant Mr. Binder annual stock options, as referenced above. Mr. Binder will continue to receive an annual salary of $150,000 from CLS Labs for serving as its Chairman, President and Chief Executive Officer.

CLS Labs and Michael Abrams entered into a five-year employment agreement effective October 1, 2014. Under the agreement, Mr. Abrams serves as CLS Labs’ Chief Operating Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Abrams is also entitled to receive a performance bonus equal to 2% of CLS Labs’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of CLS Labs' common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million. Additionally, Mr. Abrams is entitled to a one-time signing bonus of 250,000 shares of common stock of CLS Labs.

On April 28, 2015, Mr. Abrams, CLS Labs and the Company entered into an addendum to Mr. Abrams’s employment agreement whereby Mr. Abrams agreed that following the Merger, in addition to his obligations to CLS Labs, he will serve the Company and its subsidiaries in such roles as the Company may request. In exchange, the Company agreed to assume the obligations of CLS Labs to grant Mr. Abrams annual stock options, as referenced above, and agreed to issue Mr. Abrams 250,000 shares of the Company’s common stock upon the consummation of the Merger in lieu of CLS Labs’ signing bonus obligations. Mr. Abrams will continue to receive an annual salary of $150,000 from CLS Labs for serving as its Chief Operating Officer.

CLS Labs and CLS Consulting

On May 1, 2014, Jeffrey Binder and Frank Koretsky each purchased 100 shares of the common stock of CLS Labs for $500,000.  Raymond Keller received 100 shares of the common stock of CLS Labs in exchange for certain intellectual property contributions. Upon consummation of the Merger, Messrs. Binder, Koretsky and Keller each received 5,000,000 shares, or 24.7%, of the common stock of the Company, in exchange for their respective shares of the common stock of CLS Labs.

CLS Consulting, a newly-formed Florida limited liability company owned by the Company, intends to enter into an agreement with Michael Abrams pursuant to which Mr. Abrams will receive a forty nine percent (49%) ownership interest in CLS Consulting in exchange for the assignment by Mr. Abrams to CLS Consulting of certain consulting agreements. In addition to issuing Mr. Abrams the above-reference ownership interest in CLS Consulting, CLS Consulting will pay Mr. Abrams a one-time fee in an amount equal to fifty percent (50%) of the aggregate amount due under the consulting agreements he assigns to CLS Consulting during the twelve (12) months immediately following their assignment to CLS Consulting.

Anticipated Consulting Agreements

The Company and Frank Koretsky plan to enter into a consulting agreement.  Pursuant to the agreement, which will have a term of three years, Mr. Korestky will be paid between $100,000 and $150,000 per annum for performing certain consulting services related to marketing, branding, new product development and business development.

The Company and Raymond Keller also plan to enter into a consulting agreement. Pursuant to the agreement, which will have a term of three years, Mr. Keller will be paid between $100,000 and $150,000 per annum for performing certain consulting services including supervising the opening of labs, training the lab manager and staff in CLS Labs' proprietary process for extracting oil from cannabinoids, and periodically inspecting lab operations.

Pre-Merger Transactions

On April 19, 2011, Larry Adelt, the Company’s founder, former President and Chief Executive Officer, loaned the Company an advance of $100 in cash, which was recorded as a current liability as of May 31, 2011. The loan was non-interest bearing and due on demand. On November 12, 2014, Mr. Adelt confirmed that the Company’s $100 debt had been satisfied.

On August 15, 2013, the Company registered for sale 8,000,000 (5,000,000 post- Reverse Split) shares of common stock of the Company owned by Larry Adelt pursuant to the Company’s Registration Statement declared effective by the SEC on August 21, 2013. Larry Adelt sold 8,000,000 (5,000,000 post Reverse Split) shares of his common stock at a price of $0.001 per share pursuant to the Registration Statement.

During the years ended May 31, 2013 and 2014, the Company issued unsecured notes in the aggregate amount of $161 and $4,999, respectively, to BK Consulting to fund its operations.  The unsecured notes bore interest at a rate of 8% annually and were due on demand.  Additionally, from inception through November 3, 2014, the Company issued unsecured convertible notes in the aggregate amount of $28,057 to BK Consulting and used the proceeds to fund its operations. The unsecured convertible notes were non-interest bearing, due on demand and convertible into common stock at a rate $0.002 per share. On November 11, 2014, BK Consulting forgave all outstanding loans, promissory notes and other indebtedness of the Company to BK Consulting, including, but not limited to, all amounts owed pursuant to the above-referenced unsecured notes and convertible notes.

On November 12, 2014, Larry Adelt, the Company’s founder, former President and Chief Executive Officer, sold all of his 10,000,000 (6,250,000 post Reverse Split) shares of common stock in the Company to CLS Labs for $295,250 in a private transaction.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share.

Issued and Outstanding Capital Stock

Effective December 10, 2014, we effected the Reverse Stock Split of the 18,000,000 shares of our common stock then issued and outstanding at a ratio of 1-for-0.625. Pursuant to the Reverse Stock Split, 0.625 shares of our common stock were issued to the stockholders who owned our common stock on December 1, 2014, the record date for the Reverse Stock Split, in exchange for each share of our common stock issued and outstanding on that date. Following the Reverse Stock Split, 11,250,000 shares of our common stock are issued and outstanding. The Reverse Stock Split did not affect the number of our authorized shares of common stock.

Immediately after giving effect to the Merger, the extinguishment of 6,250,000 shares of our common stock owned by CLS Labs in the Merger, the issuance of an aggregate of 15,000,000 shares of our common stock to the former CLS Labs stockholders in the Merger, and the issuance of 250,000 shares of our common stock to Michael Abrams, the Company’s Chief Operating Officer, pursuant to his employment agreement, as amended, 20,250,000 shares of our common stock and no shares of our preferred stock were issued and outstanding.

Description of Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to the articles of incorporation generally must be approved by a majority of the votes entitled to be cast by the holders of all outstanding shares of common stock. The amended and restated articles of incorporation do not provide for cumulative voting in the election of directors. The common stockholders will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Upon liquidation, dissolution or winding up of the Company, the common stock holders will be entitled to receive pro rata all assets available for distribution to such holders, subject to the rights of holders of preferred stock, if any.

Anti-Takeover Effects of Provisions of Nevada State Law

Nevada’s control share law generally applies to a company that has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and that does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. We currently have less than 200 stockholders and are not currently doing business in Nevada, but if in the future we have more than 200 stockholders and start doing business in Nevada, we could become subject to this law.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law any longer.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights for the control shares, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage a party interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Notwithstanding the applicability of Nevada’s business combination law, our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws contain several provisions designed to hinder or delay an attempted takeover, including (a) division of our board of directors into three classes with staggered terms, (b) advance notice requirements for stockholders to bring business before the annual meeting and for director nominations, (c) a prohibition against cumulative voting in the election of directors, and (d) an increased number of authorized shares of our stock, among others.  These provisions may discourage a party interested in taking control of the Company from doing so by prolonging the time period required for shareholders or third parties to influence the Company’s management, policies or affairs in order to provide the Board with adequate time to evaluate any proposal made by such shareholder or third party and consider appropriate alternatives. They may also discourage, delay or in some cases prevent a transaction involving a change in control of the Company that is not supported by the Board and which the Board does not consider to be in the best interests of the Company.

RECENT SALES OF UNREGISTERED SECURITIES

In connection with the Merger, we issued an aggregate of 15,000,000 shares of our common stock to the stockholders of CLS Labs and 250,000 shares of our common stock to Michael Abrams pursuant to his employment agreement, as amended.  The issuance of these shares of our common stock in connection with the Merger and pursuant to Mr. Abrams’ employment agreement were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering. These securities are “restricted securities” and may not be offered or sold by the holder absent registration under applicable federal and state laws or the availability of an applicable exemption from the registration requirements.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our articles and bylaws include indemnification provisions under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all expenses, liability, damages, claims or costs reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of the Company. Our bylaws further provide for the advancement of all expenses incurred by any present or former director or officer in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

Reference is made to the disclosure set forth under Item 9.01 of this current report, which disclosure is incorporated herein by reference.

INDEX TO EXHIBITS

See Item 9.01(c) below, which is incorporated by reference herein.

DESCRIPTION OF EXHIBITS

See the Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02.                      Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 to this current report under the section “Recent Sales of Unregistered Securities” is incorporated into this item by reference.

Item 5.01.                      Changes in Control of the Registrant.

We experienced a change of control on November 12, 2014, when CLS Labs acquired from Larry A. Adelt, President and Chief Executive Officer of the Company, all of Mr. Adelt’s outstanding shares of our common stock pursuant to a Securities Purchase Agreement dated November 12, 2014 (the “SPA”). Pursuant to the SPA, Mr. Adelt sold to CLS Labs 10,000,000 shares of common stock in the Company, which shares represented 55.6% of the Company’s outstanding shares of common stock, in exchange for a purchase price of $295,250.00.

We experienced a subsequent change in control as a result of the Merger, with the former stockholders of CLS Labs acquiring control of us. The disclosure set forth in Item 2.01 to this current report is incorporated into this item by reference.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the SPA, Jeffrey I. Binder, Chairman, President, Chief Executive Officer and a director of CLS Labs, was appointed to the board of directors of the Company simultaneously with the closing of the stock purchase on November 12, 2014. Upon his appointment, the Company’s Board of Directors consisted of Mr. Binder and Mr. Adelt. Immediately following the closing, Mr. Adelt resigned as President, Treasurer and Secretary of the Company. The Board of Directors subsequently appointed Mr. Binder as Chairman of the Board, President and Chief Executive Officer of the Company, and appointed Michael Abrams as Chief Operating Officer of the Company. On November 14, 2014, Mr. Adelt resigned from the Board of Directors. On the Closing Date, Frank Koretsky was appointed to the Company’s board of directors.

The disclosures regarding compensatory arrangements set forth in Item 2.01 under the heading “Directors and Executive Officers” are incorporated into this item by reference.

Item 5.06.                      Change in Shell Company Status.

The disclosure set forth in Item 2.01 to this current report is incorporated into this item by reference. As a result of the completion of the Merger, we believe that we are no longer a shell company, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

CLS Labs’ audited financial statements for the year ended September 30, 2014 and its unaudited financial statements at December 31, 2014 are included with this current report beginning on Page F-1.

(b)           Pro forma financial information

Not applicable.

(c)           Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated April 29, 2015 by and among CLS Holdings USA, Inc., CLS Merger, Inc., and CLS Labs, Inc.*

3.1	Articles of Incorporation of Adelt Design, Inc. (incorporated by reference from Exhibit 3.1 in the Company’s Registration Statement filed with the SEC on June 3, 2011).

Exhibit No.	Description

3.2
Amended and Restated Articles of Incorporation of CLS Holdings USA, Inc. (incorporated by reference from Exhibit 1.1 in the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2014).

3.3	Bylaws of Adelt Design, Inc. (incorporated by reference from Exhibit 3.1 in the Company’s Registration Statement filed with the SEC on June 3, 2011).

3.4	Amended and Restated Bylaws of CLS Holdings USA, Inc. (incorporated by reference from Exhibit 1.2 in the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2014).

4.1	Form of Stock Certificate *

10.1	Employment Agreement dated October 1, 2014 between CLS Labs, Inc. and Jeffrey Binder (1) *

10.2	Addendum to Employment Agreement dated April 28, 2015 between CLS Labs, Inc., CLS Holdings USA, Inc. and Jeffrey Binder (1) *

10.3	Employment Agreement dated October 1, 2014 between CLS Labs, Inc. and Michael Abrams (1) *

10.4	Addendum to Employment Agreement dated April 28, 2015 between CLS Labs, Inc., CLS Holdings USA, Inc. and Michael Abrams (1) *

10.5	Lease dated April 17, 2015 between Casimir-Quince, LLC, and CLS Labs Colorado, Inc. **

10.6	Sublease Agreement dated April 17, 2015 between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC. *

10.7	Licensing Agreement dated April 17, 2015 between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC. **

10.8	Equipment Lease dated April 17, 2015 between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC. **

10.9	Restricted Stock Grant Agreement dated April 28, 2015 between CLS Holdings USA, Inc. and Michael Abrams (1) *

10.10	Subscription for Property Agreement dated July 16, 2014 between CLS Labs, Inc. and Raymond Keller *

10.11	Promissory Note dated April 17, 2015 between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC*

10.12	Confidentiality, Non-Compete and Proprietary Rights Agreements dated July 16, 2014 between CLS Labs, Inc. and Raymond Keller *

Exhibit No.	Description

21.1	Subsidiaries of CLS Holdings USA, Inc.*

23.1	Consent of M&K CPAs dated April 29, 2015 *

(1) Management Contract or Compensation Plan

* Filed herewith.

** Filed herewith. Portions of this document are omitted pursuant to an application for an order for confidential treatment pursuant to Rule 24b-2 under the Exchange Act.  Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: April 29, 2015	By:	/s/ Jeffrey I. Binder
Jeffrey I. Binder
Chairman, President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

of CLS Labs, Inc. f/k/a RJF Labs, Inc.

We have audited the accompanying balance sheet of CLS Labs, Inc. f/k/a RJF Labs, Inc. (“CLS Labs”) as of September 30, 2014 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from May 1, 2014 (inception) through September 30, 2014.  These financial statements are the responsibility of CLS Labs’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. CLS Labs is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CLS Labs’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CLS Labs, Inc. f/k/a RJF Labs, Inc. as of September 30, 2014, and the results of its operations and its cash flows for the period from May 1, 2014 (inception) through September 30, 2014 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAs, PLLC
Houston, TX
April 29, 2015

RJF Labs, Inc.
BALANCE SHEET

September 30,
2014
ASSETS
Current assets

Cash and cash equivalents	$808,159
Other current assets	5,000
Prepaid expenses	69,440
Total current assets	882,599

Total assets	882,599

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities

Accounts payable and accrued liabilities	16,686
Total current liabilities	16,686

Commitments and contingencies	-

Stockholders' equity

Common stock, 75,000 share authorized, no par value, 300 shares issued and outstanding	1,000,000
Subscription receivable	(2,070)
Retained earnings	(132,017)
Total stockholders' equity	865,913

Total liabilities and stockholders' equity	$882,599

See notes to consolidated financial statements.

RJF Labs, Inc.
STATEMENT OF OPERATIONS

May 1, 2014
(inception) to
September 30,
2014

Operating expenses:
General and administrative	24,096
Research and development	32,769
Professional fees	50,152
Commissions	25,000

Total operating expenses	132,017

Loss before provision for income taxes	(132,017)

Provision for income taxes	-

Net loss	$(132,017)

Net loss per share - basic and diluted	$(440)

Weighted average shares outstanding - basic and diluted	300

See notes to consolidated financial statements.

RJF Labs, Inc.
STATEMENT OF CASH FLOWS

May 1, 2014
(inception) to
September 30,
2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(132,017)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Escrow	(5,000)
Prepaid expenses	(69,440)

Accounts payable and accrued expenses	16,686

Net cash used in operating activities	(189,771)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of founders shares	997,930

Net cash provided by financing activities	997,930

Net increase in cash and cash equivalents	808,159

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$808,159

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See notes to consolidated financial statements.

RJF Labs, Inc.
STATEMENT OF CHANGE IN STOCKHOLDERS' EQUITY (DEFICIT)

					Total
					Stockholders'
	Common Stock		Subscription	Accumulated	Equity
	Shares	Amount	Receivable	(Deficit)	(Deficit)

Balance, May 1, 2014	-	-	-	-	-
Issuance of founders shares	300	1,000,000	(2,070)	-	997,930
Net loss for the year ended September 30, 2014	-	-	-	(132,017)	(132,017)
Balance, September 30, 2014	300	1,000,000	(2,070)	(132,017)	865,913

See notes to consolidated financial statements.

RJF Labs, Inc.
Notes to Consolidated Financial Statements

NOTE 1 – BUSINESS ORGANIZATION, NATURE OF OPERATIONS

RJF Labs, Inc. (the “Company”) was incorporated in the state of Nevada on May 1, 2014.   The Company changed its name to CLS Labs, Inc. on October 24, 2014.

The Company holds a proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. The Company has not commercialized its proprietary process or otherwise earned any revenues.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred net losses from operations resulting in an accumulated deficit of $132,017 as of September 30, 2014. Further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with loans and/or sale of common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These audited financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has adopted a fiscal year end of September 30th.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. The Company incurred no advertising and marketing costs for the year ended September 30, 2014.

Research and Development

Research and development expenses are charged to operations as incurred. The Company incurred research and development costs of $32,769 for the year ended September 30, 2014.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying value of cash, accounts receivable, other receivables, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

 Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3 - Significant unobservable inputs that cannot be corroborated by market data.

Revenue Recognition

The Company applies the revenue recognition provisions pursuant to ASC No. 605, Revenue Recognition, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. The guidance outlines the basic criteria that must be met to recognize the revenue and provides guidance for disclosure related to revenue recognition policies.

Income (Loss) Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740.  The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The components of the deferred tax assets and liabilities are classified as current and non-current based on their characteristics.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent Accounting Pronouncements

There were various accounting updates recently issued which are not expected to a have a material impact on the Company's consolidated financial position, consolidated results of operations or cash flows.

NOTE 4 – OTHER CURRENT ASSETS

Other current assets consist of $5,000 of restricted cash held in escrow.

NOTE 5 – PREPAID EXPENSES

Prepaid expenses consist of the following as of September 30, 2014:

September 30,
2014
Prepaid legal fee	$19,440
Prepaid consulting fees	25,000
Other prepaid fees associated with future transaction	25,000
Total other current assets	$69,440

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities of $16,686 at September 30, 2014 consist of legal fees and other trade payables.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the year ended September 30, 2014, the Company issued 100 shares to a founding shareholder in exchange for intellectual property.  Due to the related party nature of the transaction the intellectual property was assigned no value.

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 75,000 shares of no par value common stock.    The Company has 300 shares of common stock issued and outstanding as of September 30, 2014.

During the year ended September 30, 2014, three shareholders were each issued 100 founder shares of common stock.  The transaction was valued at $1,000,000.  The company received cash proceeds $997,930 from two shareholders and intellectual property from a third shareholder.  Due to the related party nature, no value was assigned to the intellectual property exchanged for stock.  The Company has subscription receivables of $2,070 as of September 30, 2014 related to this issuance.

NOTE 9 – INCOME TAXES

The Company accounts for income taxes under FASB ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

As of September 30, 2014, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.

The tax effects of the temporary differences that give rise to the Company's estimated deferred tax assets and liabilities are as follows:

September 30,
2014
Federal and State Statutory Rate	35%
Net operating loss carry forwards	46,206
Valuation allowance for deferred tax assets	(46,206)
Net deferred tax assets	-

As of September 30, 2014, the Company had net operating loss carry forwards of approximately $132,017 available to offset future taxable income.  The net operating loss carry forwards, if not utilized, will begin to expire in 2035.

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2014.  The Company had no uncertain tax positions as of September 30, 2014.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Consulting Agreement

In September 2014, the Company entered into a three month consulting agreement at a monthly rate of $25,000.  During the year ended September 30, 2014 the Company paid the amount of $25,000 under this agreement, which was recorded as prepaid consulting fees.  This agreement was amended to become effective March 2015.

NOTE 11 – SUBSEQUENT EVENTS

On October 1, 2014, the Company and Jeffrey Binder entered into a five-year employment agreement. Under the agreement, Mr. Binder serves as the Company’s Chairman, President and Chief Executive Officer and is entitled to receive an annual salary of $150,000. The agreement also entitles Mr. Binder to receive a performance bonus equal to 2% of the Company’s  annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of the Company’s common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million.

On October 1, 2014, the Company and Michael Abrams entered into a five-year employment agreement. Under the agreement, Mr. Abrams serves as the Company’ Chief Operating Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Abrams is also entitled to receive a performance bonus equal to 2% of the Company’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of the Company' common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million. Additionally, Mr. Abrams is entitled to a one-time signing bonus of 250,000 shares of common stock of the Company.

On October 24, 2014, the Company changed its name from RJF Labs, Inc. to CLS Labs, Inc.

On November 12, 2014, the Company acquired 10,000,000 shares, or 55.6%, of the outstanding shares of common stock of CLS Holdings USA, Inc. f/k/a Adelt Design, Inc., a Nevada corporation (“CLS Holdings”) from its founder, Larry Adelt, in exchange for a purchase price of $295,250. On that date, Jeffrey Binder, the Chairman, President and Chief Executive Officer of the Company, was appointed Chairman, President and Chief Executive Officer of CLS Holdings, and Michael Abrams, the Chief Operating Officer of the Company, was appointed the Chief Operating Officer of CLS Holdings.

On April 17, 2015, the Company entered into an arrangement (the “Colorado Arrangement”), through its wholly owned subsidiary, CLS Labs Colorado, Inc., a Florida corporation (“CLS Labs Colorado”), via a number of agreements with certain Colorado entities, including the following:

 (i) a Licensing Agreement with Picture Rock Holdings, LLC, a Colorado limited liability company (“PRH”), whereby, in exchange for a license fee payable over the ten (10) year term of the agreement, CLS Labs Colorado granted to PRH an exclusive license for the State of Colorado of certain proprietary inventions and formulas relating to the extraction from, separation and processing (the “Process”) of marijuana to produce certain marijuana-infused products, including edibles, e-liquids, waxes and shatter (the “Products”), and to practice and use the Process in conjunction with the manufacture, production, sale, and distribution of the Products. Pursuant to the Licensing Agreement, if during its term applicable state and local laws change to permit, in whole or in part, the ownership or issuance of a marijuana-infused products license in Colorado (a “MIP License”), directly or indirectly, by or to a person or entity who is not a Colorado resident, CLS Labs Colorado has the option to demand the transfer of up to a fifty six percent (56%) ownership interest in the MIP Licenses owned by PRH to CLS Labs Colorado or its designees in exchange for a proportionate reduction in license fees.

(ii) an Industrial Lease Agreement (the “Lease”) with Casmir-Quince, LLC, a Colorado limited liability company, whereby CLS Labs Colorado leased 14,392 square feet of warehouse and office space (the “Leased Real Property”) in a building in Denver, Colorado where certain intended activities, including growing, extraction, conversion, assembly and packaging of cannabis and other plant materials, are permitted by and in compliance with state, city and local laws, rules, ordinances and regulations. The Lease has an initial term of seventy-two (72) months and provides CLS Labs Colorado with two options to extend the term of the lease by up to an aggregate of ten (10) additional years.

(iii) a Sublease Agreement with PRH (the “Sublease”), thereby subletting the entire Leased Real Property to PRH. The term of the Sublease is the same as the Lease and PRH is required to pay CLS Labs Colorado monthly rent equal to the total rent due under the Lease for the corresponding month.

(iv) an Equipment Lease Agreement (the “Equipment Lease”) with PRH, whereby, in exchange for a lease payment, CLS Labs Colorado agreed to commence building a fully equipped lab at the Leased Real Property, including purchasing all equipment necessary to extract, convert and provide quality control of all cannabis products of PRH. The Equipment Lease terminates upon the earlier of ten (10) years from its effective date or such earlier date upon which the Lease is terminated. PRH has the option to renew the Equipment Lease for a period of five (5) years, or such lesser period as remains under the Lease at the time of the renewal. If during the term of the Equipment Lease applicable state and local laws change to permit, in whole or in part, the ownership or issuance of an MIP License, directly or indirectly, by or to a person or entity who is not a Colorado resident, CLS Labs Colorado has the option to demand the transfer of up to a fifty six percent (56%) ownership interest in the MIP Licenses owned by PRH to CLS Labs Colorado or its designees in exchange for a proportionate reduction in lease payments.

(v) a promissory note (the “Note”) pursuant to which CLS Labs Colorado loaned Five Hundred Thousand Dollars ($500,000) to PRH to be used by PRH in connection with the financing of the building out, equipping, and development of the Grow Facility by PRH that will be operated by a licensed third-party marijuana grower.  PRH will repay the principal due under the Note in twenty (20) equal quarterly installments of Twenty Five Thousand Dollars ($25,000) commencing on July 1, 2015 and continuing until paid in full. Interest will accrue on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum and will be paid quarterly in arrears commencing on July 1, 2015 and continuing until paid in full.  All outstanding principal and any accumulated unpaid interest due under the Note is due and payable on April 1, 2020.

On April 28, 2015, Mr. Binder, the Company and CLS Holdings entered into an addendum to Mr. Binder’s employment agreement whereby Mr. Binder agreed that following the Merger (as defined below), in addition to his obligations to the Company, he will serve CLS Holdings and its subsidiaries in such roles as it may request. In exchange, CLS Holdings agreed to assume the obligations of the Company to grant Mr. Binder annual stock options, as referenced above. Mr. Binder will continue to receive an annual salary of $150,000 from the Company for serving as its Chairman, President and Chief Executive Officer.

On April 28, 2015, Mr. Abrams, the Company and CLS Holdings. entered into an addendum to Mr. Abrams’s employment agreement whereby Mr. Abrams agreed that following the Merger, in addition to his obligations to the Company, he will serve CLS Holdings and its subsidiaries in such roles as it may request. In exchange, CLS Holdings agreed to assume the obligations of the Company to grant Mr. Abrams annual stock options, as referenced above, and agreed to issue Mr. Abrams 250,000 shares of CLS Holdings’ common stock upon the consummation of the Merger in lieu of the Company’ signing bonus obligations. Mr. Abrams will continue to receive an annual salary of $150,000 from the Company for serving as its Chief Operating Officer.

On April 29, 2015, the Company, CLS Holdings and CLS Merger Inc., a Nevada corporation and wholly owned subsidiary of CLS Holdings, entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby CLS Merger Inc. merged with and into CLS Labs, with CLS Labs remaining as the surviving entity (the “Merger”). Upon the consummation of the Merger, the shares of the common stock of CLS Holdings owned by the Company were extinguished and the stockholders of the Company were issued an aggregate of 15,000,000 shares of common stock in CLS Holdings in exchange for their shares of common stock in the Company.

CLS Labs, Inc.
BALANCE SHEET
(UNAUDITED)

	December 31,	September 30,
	2014	2014
ASSETS		(audited)
Current assets

Cash and cash equivalents	$253,101	$808,159

Other current assets	-	5,000
Prepaid expense	87,455	69,440
Due from related parties	3,747	-
Total current assets	344,303	882,599

Intangible assets	7,224	-
Total assets	351,527	882,599

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities

Accounts payable and accrued liabilities	86,722	16,686
Total current liabilities	86,722	16,686

Commitments and contingencies	-	-

Stockholders' equity

Common stock, 75,000 shares authorized, no par value, 300 shares issued and outstanding	722,680	1,000,000
Subscription receivable	-	(2,070)
Retained earnings	(457,875)	(132,017)
Total stockholders' equity	264,805	865,913

Total liabilities and stockholders' equity	$351,527	$882,599

See notes to consolidated financial statements.

CLS Labs, Inc.
STATEMENT OF OPERATIONS
(UNAUDITED)

For the Three
Months Ended
December 31,
2014

Operating expenses:
General and administrative	325,858

Total operating expenses	325,858

Loss before provision for income taxes	(325,858)

Provision for income taxes	-

Net loss	$(325,858)

Net income (loss) per share - basic and diluted	$(1,086)

Weighted average shares outstanding - basic and diluted	300

See notes to consolidated financial statements.

CLS Labs, Inc.
STATEMENT OF CASH FLOWS
(UNAUDITED)

For the Three
Months Ended
December 31,
2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(325,858)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Escrow	5,000

Prepaid expenses	(18,015)
Accounts payable and accrued expenses	70,036
Due from related parties	(3,747)

Net cash used in operating activities	(272,584)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments to acquire intangible assets	(7,224)
Payments for investment in shell company	(295,250)

Net cash used in investing activities	(302,474)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of founders shares	2,070
Contributed capital	17,930

Net cash provided by financing activities	20,000

Net increase in cash and cash equivalents	(555,058)

Cash and cash equivalents at beginning of period	808,159

Cash and cash equivalents at end of period	$253,101

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See notes to consolidated financial statements.

CLS Labs, Inc.
STATEMENT OF CHANGE IN STOCKHOLDERS' EQUITY (DEFICIT)
(UNAUDITED)

					Total
					Stockholders'
	Common stock		Subscription	Accumulated	Equity
	Shares	Amount	Receivable	(Deficit)	(Deficit)

Balance, May 1, 2014	-	-	-	-	-
Issuance of founders shares	300	1,000,000	(2,070)	-	997,930
Net loss for the year ended September 30, 2014	-	-		(132,017)	(132,017)
Balance, September 30, 2014	300	1,000,000	(2,070)	(132,017)	865,913
Issuance of founders shares			2,070	-	2,070
Contributed capital		17,930			17,930
Investment in public shell		(295,250)			(295,250)
Net loss for the three months ended December 31, 2014				(325,858)	(325,858)
Balance, December 31, 2014	300	772,680	-	(457,875)	264,805

See notes to consolidated financial statements.

CLS Labs, Inc.
Notes to Consolidated Financial Statements
(Unaudited)

NOTE 1 – BUSINESS ORGANIZATION, NATURE OF OPERATIONS

CLS Labs, Inc. (the “Company”) was originally incorporated in the state of Nevada on May 1, 2014 under the name RJF Labs, Inc.   The Company changed its name to CLS Labs, Inc. on October 24, 2014.

The Company holds a proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. The Company has not commercialized its proprietary process or otherwise earned any revenues.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred net losses from operations resulting in an accumulated deficit of $457,875 as of December 31, 2014. Further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with loans and/or sale of common stock. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These audited financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has adopted a fiscal year end of September 30th.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. The Company incurred no advertising and marketing costs for the year ended December 31, 2014.

Research and Development

Research and development expenses are charged to operations as incurred. The Company incurred research and development costs of $0 for the three months ended December 31, 2014.

Intangible Assets

Intangible assets consist of domain names. The Company capitalizes costs of obtaining domain names, which are amortized once put into service, using the straight-line method over their estimated useful life of five years.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying value of cash, accounts receivable, other receivables, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

 Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3 - Significant unobservable inputs that cannot be corroborated by market data.

Revenue Recognition

The Company applies the revenue recognition provisions pursuant to ASC No. 605, Revenue Recognition, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. The guidance outlines the basic criteria that must be met to recognize the revenue and provides guidance for disclosure related to revenue recognition policies.

Income (Loss) Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740.  The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The components of the deferred tax assets and liabilities are classified as current and non-current based on their characteristics.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent Accounting Pronouncements

There were various accounting updates recently issued which are not expected to a have a material impact on the Company's consolidated financial position, consolidated results of operations or cash flows.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets consist of a domain name in the amount of $7,224. These intangible assets have not been put into service at December 31, 2014, and we have not yet begun to amortize these amounts.

NOTE 5 – Prepaid Expenses

Prepaid expenses consisted of the follow at December 31, 2014 and September 30, 2014:

	December 31, 2014	September 30, 2014

Prepaid legal fees	$3,705	$19,440
Prepaid consulting fee	83,750	25,000
Other prepaid fees associated with future transaction		25,000
Total other current assets	$87,455	$69,440

NOTE 6 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consists of the following:

	December 31, 2014	September 30, 2014

Trade payables	$40,943	$16,686
Payroll related	2,029	-
Accrued compensation	43,750	-
Accounts Payable and Accrued Liabilities	$86,722	$16,686

NOTE 7 – RELATED PARTY TRANSACTIONS

During the three months ended December 31, 2014, the Company loaned CLS Holdings USA, Inc. in the amount of $3,747.  The outstanding balance as of December 31, 2014 is $3,747.

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 75,000 shares of no par value common stock.    The Company has 300 shares of common stock issued and outstanding as of December 31, 2014 and September 30, 2014, respectively.

During the three months ended December 31, 2014, the Company received $20,000 from founding shareholders for stock and contributed capital.

Investment in public shell company

During the three months ended December 31, 2014 the Company completed a Securities Purchase Agreement (“Agreement”) with Larry A. Adelt, President and Chief Executive Officer of Adelt Design, Inc. to acquire all of Mr. Adelt’s outstanding shares of common stock.  Pursuant to the Agreement, CLS Labs acquired 10,000,000 shares, or 55%, of outstanding shares in Adelt Design, Inc. in exchange for a purchase price of $295,250. This amount is included in additional paid in capital on the accompanying financials statements.

NOTE 9 – EMPLOYMENT AGREEMENTS

On October 1, 2014, the Company entered into an Employment Agreement (“Agreement”) with Jeffrey Binder to serve as President and Chief Executive Officer of the company.  The initial term of this Agreement shall be for five (5) years, beginning on October 1, 2014 (the “Effective Date”) and ending on September 30, 2019.  Upon expiration of the initial term, this Agreement shall automatically renew for successive terms of one (1) year, unless either party, at least sixty (60) days prior to such renewal, gives the other party written notice of intent not to renew.  During the term of this Agreement, the Company will pay a base salary of $150,000 per annum.  In addition, the President and Chief Executive Officer is  entitled to receive, on an annual basis, a performance-based bonus equal to two percent (2%) of the Company’s annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) up to a maximum annual cash compensation of $1 million including base salary.  The bonus shall be payable sixty (60) days following the end of each calendar year during the term of this Agreement.  As of December 31, 2014, the Company has accrued salary in the amount of $37,500.

On October 1, 2014, the Company entered into an Employment Agreement (“Agreement”) with Michael Abrams to serve as Chief Operating Officer of the company.  The initial term of this Agreement shall be for five (5) years, beginning on October 1, 2014 (the “Effective Date”) and ending on September 30, 2019.  Upon expiration of the initial term, this Agreement shall automatically renew for successive terms of one (1) year, unless either party, at least sixty (60) days prior to such renewal, gives the other party written notice of intent not to renew.  During the term of this Agreement, the Company will pay a base salary of $150,000 per annum.  In addition, the President and Chief Executive Officer is  entitled to receive, on an annual basis, a performance-based bonus equal to two percent (2%) of the Company’s annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) up to a maximum annual cash compensation of $1 million including base salary.  The bonus shall be payable sixty (60) days following the end of each calendar year during the term of this Agreement.  During the three months ended December 31, 2014, the Company has paid officer compensation in the amount of $31,250.  As of December 31, 2014, the Company has accrued salary in the amount of $6,250.

NOTE 10 – SUBSEQUENT EVENTS

On April 17, 2015, the Company entered into an arrangement (the “Colorado Arrangement”), through its wholly owned subsidiary, CLS Labs Colorado, Inc., a Florida corporation (“CLS Labs Colorado”), via a number of agreements with certain Colorado entities, including the following:

 (i) a Licensing Agreement with Picture Rock Holdings, LLC, a Colorado limited liability company (“PRH”), whereby, in exchange for a license fee payable over the ten (10) year term of the agreement, CLS Labs Colorado granted to PRH an exclusive license for the State of Colorado of certain proprietary inventions and formulas relating to the extraction from, separation and processing (the “Process”) of marijuana to produce certain marijuana-infused products, including edibles, e-liquids, waxes and shatter (the “Products”), and to practice and use the Process in conjunction with the manufacture, production, sale, and distribution of the Products. Pursuant to the Licensing Agreement, if during its term applicable state and local laws change to permit, in whole or in part, the ownership or issuance of a marijuana-infused products license in Colorado (a “MIP License”), directly or indirectly, by or to a person or entity who is not a Colorado resident, CLS Labs Colorado has the option to demand the transfer of up to a fifty six percent (56%) ownership interest in the MIP Licenses owned by PRH to CLS Labs Colorado or its designees in exchange for a proportionate reduction in license fees.

(ii) an Industrial Lease Agreement (the “Lease”) with Casmir-Quince, LLC, a Colorado limited liability company, whereby CLS Labs Colorado leased 14,392 square feet of warehouse and office space (the “Leased Real Property”) in a building in Denver, Colorado where certain intended activities, including growing, extraction, conversion, assembly and packaging of cannabis and other plant materials, are permitted by and in compliance with state, city and local laws, rules, ordinances and regulations. The Lease has an initial term of seventy-two (72) months and provides CLS Labs Colorado with two options to extend the term of the lease by up to an aggregate of ten (10) additional years.

(iii) a Sublease Agreement with PRH (the “Sublease”), thereby subletting the entire Leased Real Property to PRH. The term of the Sublease is the same as the Lease and PRH is required to pay CLS Labs Colorado monthly rent equal to the total rent due under the Lease for the corresponding month.

(iv) an Equipment Lease Agreement (the “Equipment Lease”) with PRH, whereby, in exchange for a lease payment, CLS Labs Colorado agreed to commence building a fully equipped lab at the Leased Real Property, including purchasing all equipment necessary to extract, convert and provide quality control of all cannabis products of PRH. The Equipment Lease terminates upon the earlier of ten (10) years from its effective date or such earlier date upon which the Lease is terminated. PRH has the option to renew the Equipment Lease for a period of five (5) years, or such lesser period as remains under the Lease at the time of the renewal. If during the term of the Equipment Lease applicable state and local laws change to permit, in whole or in part, the ownership or issuance of an MIP License, directly or indirectly, by or to a person or entity who is not a Colorado resident, CLS Labs Colorado has the option to demand the transfer of up to a fifty six percent (56%) ownership interest in the MIP Licenses owned by PRH to CLS Labs Colorado or its designees in exchange for a proportionate reduction in lease payments.

(v) a promissory note (the “Note”) pursuant to which CLS Labs Colorado loaned Five Hundred Thousand Dollars ($500,000) to PRH to be used by PRH in connection with the financing of the building out, equipping, and development of the Grow Facility by PRH that will be operated by a licensed third-party marijuana grower.  PRH will repay the principal due under the Note in twenty (20) equal quarterly installments of Twenty Five Thousand Dollars ($25,000) commencing on July 1, 2015 and continuing until paid in full. Interest will accrue on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum and will be paid quarterly in arrears commencing on July 1, 2015 and continuing until paid in full.  All outstanding principal and any accumulated unpaid interest due under the Note is due and payable on April 1, 2020.

On April 28, 2015, Mr. Binder, the Company and CLS Holdings entered into an addendum to Mr. Binder’s employment agreement whereby Mr. Binder agreed that following the Merger (as defined below), in addition to his obligations to the Company, he will serve CLS Holdings and its subsidiaries in such roles as it may request. In exchange, CLS Holdings agreed to assume the obligations of the Company to grant Mr. Binder annual stock options, as referenced above. Mr. Binder will continue to receive an annual salary of $150,000 from the Company for serving as its Chairman, President and Chief Executive Officer.

On April 28, 2015, Mr. Abrams, the Company and CLS Holdings. entered into an addendum to Mr. Abrams’s employment agreement whereby Mr. Abrams agreed that following the Merger, in addition to his obligations to the Company, he will serve CLS Holdings and its subsidiaries in such roles as it may request. In exchange, CLS Holdings agreed to assume the obligations of the Company to grant Mr. Abrams annual stock options, as referenced above, and agreed to issue Mr. Abrams 250,000 shares of CLS Holdings’ common stock upon the consummation of the Merger in lieu of the Company’ signing bonus obligations. Mr. Abrams will continue to receive an annual salary of $150,000 from the Company for serving as its Chief Operating Officer.

On April 29, 2015, the Company, CLS Holdings and CLS Merger Inc., a Nevada corporation and wholly owned subsidiary of CLS Holdings, entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby CLS Merger Inc. merged with and into CLS Labs, with CLS Labs remaining as the surviving entity (the “Merger”). Upon the consummation of the Merger, the shares of the common stock of CLS Holdings owned by the Company were extinguished and the stockholders of the Company were issued an aggregate of 15,000,000 shares of common stock in CLS Holdings in exchange for their shares of common stock in the Company.